                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                             Flowserve Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

[LOGO]

                                                            Irving, Texas  75039
                                                            March 16, 2001



                          NOTICE OF 2001 ANNUAL MEETING
                                 OF SHAREHOLDERS



Flowserve's Annual Meeting of Shareholders will be held on Thursday, April 19, 2001, at 11:00 a.m. We are holding the meeting at the Marriott Hotel - Las Colinas, 223 West Las Colinas Boulevard, Irving, Texas. If you owned Flowserve common stock at the close of business on March 5, 2001, you may vote at this meeting.

At the meeting we plan to:


        -    elect three directors to each serve a three-year term, and

        -    attend to other business properly presented at the meeting.


This booklet includes the notice of annual meeting and the proxy statement. The proxy statement contains information you should consider when you vote your shares. The Board is not aware of any other proposals for the April 19, 2001 meeting.


Your vote is important. Whether or not you plan to attend the meeting in person, we hope that you will vote. We ask you to vote by completing and mailing the proxy card in the enclosed envelope.




                              On behalf of Flowserve's Board of Directors,




                              Ronald F. Shuff
                              Vice President, Secretary and General Counsel

                              FLOWSERVE CORPORATION
                                 PROXY STATEMENT


THE ANNUAL MEETING AND VOTING

This proxy statement and proxy card contain information about the election of directors you will vote on at the annual meeting.

Who can vote and number of votes

If you are a shareholder of record at the close of business on March 5, 2001, you can vote. You have one vote for each share you own.

How to vote

You may vote in person by attending the meeting or by completing and returning a proxy by mail. To vote your proxy, mark your vote on the enclosed proxy card; then follow the instructions on the card. Your shares will then be voted according to your directions. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible.

Changing your vote

You can revoke your proxy before the time of the meeting by:

        -    mailing in a revised proxy dated later than the first or

        - notifying Flowserve's corporate secretary in writing that you are revoking your proxy.

You may also revoke your proxy by voting in person at the meeting.

A quorum for the meeting

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Votes withheld from director nominees count as "shares present" at the meeting for purposes of determining a quorum.


Under the law of New York, Flowserve's state of incorporation, only "votes cast" count in the voting results. Withheld votes will not be considered "votes cast." Directors are elected by a plurality of votes cast.

At the close of business on March 5, 2001, the record date for the meeting, Flowserve had 37,900,077 shares of common stock which may be voted.

Cost of proxy solicitation

Flowserve pays the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

Shareholder director nominations

If you are a shareholder entitled to vote at an annual meeting, you may nominate one or more persons for election as directors of Flowserve at that meeting. You may do this by sending a written notice to: Corporate Secretary, Flowserve Corporation, 222 West Las Colinas Boulevard, Suite 1500, Irving, TX 75039. The notice must include certain information about the persons you nominate. Generally, we must receive it not less than 50 days before the annual meeting date. However, if fewer than 60 days' notice of the meeting date is given to shareholders, we must receive it not later than the tenth day following this notice. The proposed nomination will be referred to the Executive Committee of the Board for further consideration. For complete details, contact the corporate secretary.

Shareholder proposals

Flowserve plans to hold its next annual meeting on April 18, 2002. You must submit shareholder proposals in writing by November 15, 2001, for them to be considered for the 2002 proxy statement. Please address all shareholder proposals to the corporate secretary of Flowserve at the above address.

Voting by participants in the Flowserve Corporation Retirement Savings Plan

If you are a participant in the Flowserve Corporation Retirement Savings Plan, the proxy card serves as a voting instruction to the trustee for the Plan. This card indicates the number of shares of common stock credited to your account under the Retirement Savings Plan as of March 5, 2001, the record date for voting at the meeting.

        - If you sign and return the card on time, the trustee will vote the shares as you have directed.

        - If you do not return the card, the trustee will vote your shares in the same proportion as the shares voted by participants who return their cards to the trustee.

Vote counting

Votes are counted by employees of National City Bank, Flowserve's independent transfer agent and registrar. This bank is inspector of elections.

BOARD OF DIRECTORS

Committees and meetings of the Board

The Board of Directors considers all major decisions of Flowserve. The Board met seven times in 2000. All directors attended at least 75% of the meetings of the Board and committees on which they served. The Board maintained the following committees in 2000:

Audit/Finance Committee

The Audit/Finance Committee advises the Board on strategic financial matters, including making recommendations on acquisitions, divestitures, major financing, pension fund performance, capital structure and dividend policy. The committee meets with Flowserve's independent auditors, as well as the Company's internal auditors and management personnel, to review the scope and results of the annual audit of the Company. The committee considers the recommendations of the independent auditors pertaining to accounting practices, policies and procedures, and overall internal controls. The committee approves major capital expenditures made in the ordinary course of business. It also approves annually the appointment of independent auditors for the Company. In addition, this committee issued the report of the Audit/Finance Committee located on page 16 of this proxy statement. The committee met five times in 2000.

Compensation Committee

The Compensation Committee is responsible for establishing executive compensation for officers and key management personnel. This is done by the committee in a manner that is internally equitable, externally competitive and an incentive for effective performance in the best interests of shareholders. The committee has the authority of the Board to fix the compensation of officers, including the Chief Executive Officer, who are elected by the Board. The committee is responsible for reviewing the management succession plan and for recommending changes in director compensation to the Board. In addition, this committee issues the report of the Compensation Committee on executive compensation located on page 13 of this proxy statement. The committee met five times in 2000.

Executive Committee

The Executive Committee has authority to act on behalf of the Board, except about matters not delegable to a committee under the New York Business Corporation Law. The committee makes recommendations to the Board for the positions of Chairman of the Board, President, Chief Executive Officer and candidates for director. The committee also reviews and makes recommendations to the Board on Board self-governance matters. This committee met two times in 2000.

BOARD SELF-GOVERNANCE GUIDELINES

The Board has adopted internal self-governance guidelines designed to promote superior management of the Company. The guidelines address the director selection process and the composition of Board committees (including selection of an outside director as chairperson of the Executive Committee). They also cover the formal process for Board review of Chief Executive Officer, individual director and full Board performance. The guidelines establish requirements for director stock ownership, including requiring the receipt of one-half of a director's target annual compensation in the form of restricted common stock. The guidelines further mandate that directors own common stock with a value of at least $100,000 by the end of his or her fifth year of Board service. Finally, these guidelines require the offer of resignation by a non-employee director when the director's principal occupation has changed during a term of office.

DIRECTORS' COMPENSATION

In 2000, non-employee directors received an annual retainer with a total target value of $40,000 per year. One-half of this retainer was paid in the form of restricted stock with a grant date valuation equal to $20,000. Dividends and voting rights accompany the restricted stock which vests after one year. The other half of the retainer was paid in cash. Non-employee directors also received an annual stock option grant at fair market value covering 2,000 shares of common stock. Committee chairpersons received an additional annual retainer of $2,000 and an additional option grant of 200 shares. All non-employee directors were also eligible to receive $500 for attendance at any special meeting requiring travel.

For 2001, the same basic compensation program will continue, except the stock option grant is reduced to 1,500 shares, the cash portion of the retainer is increased to $25,000 and the annual committee chair fee is increased to $2,500.

Directors may elect to defer all or part of this compensation. Interest is paid on cash deferrals and on the dividends accumulated from stock deferrals. For directors electing to defer the cash retainer in the form of Flowserve stock, the deferral is increased by 15%.

ELECTION OF DIRECTORS

Flowserve's Board of Directors has nine members who are divided into three classes. Directors are elected for three-year terms. The terms for members of each class end in successive years.

The Board of Directors has nominated three members of the class of directors, whose terms of office are expiring, to each serve for new three-year terms that will end in 2004. They are Mr. Hugh K. Coble, Mr. George T. Haymaker, Jr. and Mr. William C. Rusnack.

The individuals named as proxies on the enclosed proxy card will vote your proxy for the election of these nominees unless you withhold authority to vote for any one or more of them. If any director is unable to stand for election, the Board may reduce the number of directors or choose a substitute.

            NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2004


HUGH K. COBLE

Age:                                  66

Director since:                       1994

Flowserve Board Committee:            Compensation Committee

Principal occupation:                 Vice Chairman Emeritus of Fluor
                                      Corporation, a major engineering and
                                      construction firm.

Recent business experience:           Mr. Coble was a director of Fluor
                                      Corporation from 1984 and Vice Chairman
                                      from 1994 until his retirement in 1997. He joined Fluor Corporation in 1966 and was Group President of Fluor Daniel, Inc., a subsidiary of Fluor Corporation, from 1986 to 1994.

Other directorships:                  Beckman Coulter, Inc., a company that
                                      sells medical instruments, and Escend
                                      Technologies, a software development
                                      company.
                                      ------------------------------------------
GEORGE T. HAYMAKER, JR.

Age:                                  63

Director since:                       1997

Flowserve Board Committees:           Compensation Committee (Chair) and
                                      Executive Committee

Principal occupation:                 Chairman of the Board of Kaiser Aluminum
                                      Corporation, a company that operates in
                                      all principal aspects of the aluminum
                                      industry, since 1994.

Recent business experience:           Mr. Haymaker was Chief Executive Officer
                                      of Kaiser Aluminum from 1994 to 1999.
                                      Before joining Kaiser Aluminum in 1993 as its President and Chief Operating Officer,
                                      Mr. Haymaker worked with a private partner in the acquisition and redirection of several metal fabricating companies. He was Executive Vice President of Alumax,
                                      Inc. from 1984 to 1986 and was Vice
                                      President - International Operations for
                                      Alcoa, Inc. from 1982 to 1984.

Other directorships:                  CII Carbon, L.L.C., a supplier for
                                      aluminum smelters; Mid-America Holdings,
                                      Ltd., an aluminum extruder; and Safelite
                                      Auto Glass (non-executive chairman), a
                                      provider of automotive replacement
                                      windshields.
                                      ------------------------------------------

WILLIAM C. RUSNACK

Age:                                  56

Director since:                       1997

Flowserve Board Committees:           Audit/Finance Committee (Chair) and
                                      Executive Committee

Principal occupation:                 President, Chief Executive Officer and a
                                      director of Premcor Inc., a company which refines crude oil to manufacture petroleum products, since 1998.

Recent business experience:           Before joining Premcor Inc., Mr. Rusnack
                                      had been Senior Vice President of ARCO, an integrated petroleum company, from 1990 to 1998 and President of ARCO Products
                                      Company from 1993 to 1998.

Other directorships:                  Premcor USA Inc., The Premcor Refining
                                      Group Inc. and Sabine River Holding
                                      Corporation.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002

MICHAEL F. JOHNSTON

Age:                                  53

Director since:                       1997

Flowserve Board Committee:            Compensation Committee

Principal occupation:                 President and Chief Operating Officer of
                                      Visteon Corporation, a supplier of
                                      automotive components and systems, since
                                      September 2000.

Recent business experience:           Before joining Visteon, Mr. Johnston was
                                      employed by Johnson Controls, Inc., a
                                      company serving the automotive and
                                      building services industry, as President
                                      of North America/Asia Pacific, Automotive
                                      Systems Group, from 1999 to September
                                      2000, President of Americas Automotive
                                      Group from 1997 to 1999, Vice President
                                      and General Manager of ASG Interior
                                      Systems Business during 1997, Vice
                                      President and General Manager of the
                                      Johnson Controls Battery Group from 1993
                                      to 1997, and Vice President and General
                                      Manager of SLI Battery Division from 1991
                                      to 1993.
                                      ------------------------------------------

CHARLES M. RAMPACEK

Age:                                  57

Director since:                       1998

Flowserve Board Committee:            Audit/Finance Committee

Principal occupation:                 Chairman of the Board of Probex Corp., an
                                      energy technology company, since December
                                      2000 and its President and Chief Executive
                                      Officer since August 2000.

Recent business experience:           From 1996 to August 2000, Mr. Rampacek
                                      served as President and Chief Executive
                                      Officer of Lyondell - Citgo Refining LP, a manufacturer of petroleum products. From
                                      1982 to 1995, he held various executive
                                      positions with Tenneco Inc's energy
                                      related subsidiaries, including President of Tenneco Gas Transportation Company,
                                      Executive Vice President of Tenneco Gas
                                      Operations and Senior Vice President of
                                      Refining.

Other directorships:                  Orion Refining Corporation, a petroleum
                                      refinery.
                                      ------------------------------------------

KEVIN E. SHEEHAN

Age:                                  55

Director since:                       1990

Flowserve Board Committees:           Executive Committee (Chair) and
                                      Compensation Committee

Principal occupation:                 General Partner of the CID Equity
                                      Partners, a venture capital firm,
                                      concentrating on early-stage and
                                      high-growth entrepreneurial companies.

Recent business experience:           Before joining CID Equity Partners, Mr.
                                      Sheehan was a Vice President of Cummins
                                      Engine Company, a manufacturer of diesel engines and related components, from 1980 to 1993.

Other directorships:                  Auburn Foundry Group.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003

C. SCOTT GREER

Age:                                  50

Director since:                       1999

Flowserve Board Committee:            Executive Committee

Principal occupation:                 President of Flowserve since July 1999,
                                      Chief Executive Officer since January 2000 and Chairman of the Board since April
                                      2000.

Recent business experience:           Mr. Greer was Chief Operating Officer of
                                      Flowserve in 1999 until becoming Chief
                                      Executive Officer in January 2000. Before joining Flowserve, Mr. Greer had been President of UT Automotive, a subsidiary of United Technologies Corporation, a supplier of automotive systems and components, from 1997 to 1999. He was President and a director of Echlin, Inc., an automotive parts supplier, from 1990 to 1997, and its Chief Operating Officer from
                                      1994 to 1997.

Other directorships:                  ECOAIR Corp., a technology development
                                      company.
                                      ------------------------------------------

DIANE C. HARRIS

Age:                                  58

Director since:                       1993

Flowserve Board Committee:            Audit/Finance Committee

Principal occupation:                 President of Hypotenuse Enterprises, Inc.,
                                      a merger and acquisition service and
                                      corporate development outsourcing company.

Recent business experience:           Ms. Harris was Vice President, Corporate
                                      Development, of Bausch & Lomb, an optics
                                      and health care products company, from
                                      1981 to 1996, when she left to form
                                      Hypotenuse Enterprises, Inc. She was a
                                      director of the Association for Corporate
                                      Growth from 1993 to 1998 and its President
                                      from 1997 to 1998.
                                      ------------------------------------------

JAMES O. ROLLANS

Age:                                  58

Director since:                       1997

Flowserve Board Committee:            Audit/Finance Committee

Principal occupation:                 President and Chief Executive Officer
                                      since 1999 of Fluor Signature Services, a subsidiary of Fluor Corporation, a major engineering and construction firm.

Recent business experience:           Mr. Rollans was Senior Vice President of
                                      Fluor from 1992 to 1999. He was also its Chief Financial Officer from 1998 to 1999 and 1992 to 1994, Chief Administrative
                                      Officer from 1994 to 1998 and Vice
                                      President, Corporate Communications, from
                                      1982 to 1992.

Other directorships:                  Fluor Corporation.

                            FLOWSERVE STOCK OWNERSHIP


This table shows beneficial ownership of Flowserve common stock by directors and executive officers at March 1, 2001. The named executive officers are the current Chief Executive Officer, Mr. Greer, and the other four current officers who were the highest paid in 2000. No individual director, nominee or executive officer owned more than 1% of the outstanding shares of Flowserve common stock. The total ownership shown for directors and executive officers as a group (including shares that could be purchased by exercise of stock options within 60 days after March 1, 2001) represents approximately 2.2% of outstanding shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named individual or are shared by the individual and his or her family members.

               STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


------------------------------------------- --------------------------- ---------------------------
                                                 Exercisable Stock           Number of Shares
                   Name                             Options (1)                Owned (2) (3)
------------------------------------------- --------------------------- ---------------------------
Hugh K. Coble                                             2,000                      10,870
C. Scott Greer                                              -                       123,000 (4)
Diane C. Harris                                           2,788                      14,847
George T. Haymaker, Jr.                                   2,200                      13,133
Renee J. Hornbaker                                       59,686                      32,268
Michael F. Johnston                                       6,703                       9,024
Charles M. Rampacek                                       2,000                      11,540
James O. Rollans                                          7,991                       7,986
William C. Rusnack                                       11,256                       6,600
George A. Shedlarski                                     67,740                      53,672
Kevin E. Sheehan                                          2,200                      16,922
Ronald F. Shuff                                          49,760                      65,680
Howard D. Wynn                                           92,579                      54,914

------------------------------------------- --------------------------- ---------------------------
Directors and executive officers as a                   354,812                     484,872
group (16 individuals)
------------------------------------------- --------------------------- ---------------------------

(1) Represents shares that the directors and officers had a right to acquire within 60 days through the exercise of stock options under a Flowserve stock option plan.

(2) For non-employee directors, includes shares deferred under the Director Deferral Plan and/or a Flowserve restricted stock plan over which they have no voting power as follows: Mr. Coble: 9,570; Ms. Harris: 11,547; Mr. Haymaker: 7,833; Mr. Johnston: 8,040; Mr. Rampacek: 6,540; Mr.
       Rollans: 7,290; Mr. Rusnack: 3,800; and Mr. Sheehan: 10,110.

(3) For executive officers, includes shares deferred under either a Flowserve restricted stock plan or an executive compensation plan over which they have no voting power as follows: Ms. Hornbaker: 20,159; Mr. Shedlarski:
       26,567; Mr. Shuff: 30,123; and Mr. Wynn: 18,468.

(4)    Includes 66,667 shares issued under a restricted stock plan.

Compliance with director and officer reporting requirements

Section 16(a) of the Securities and Exchange Act of 1934 requires that directors and executive officers file reports with the SEC regarding their ownership of Flowserve stock and any changes in their ownership. We believe that all of these reports were filed on a timely basis in 2000.

                    OWNERS OF MORE THAN 5% OF FLOWSERVE STOCK

The following shareholders reported to the Securities and Exchange Commission that they owned more than 5% of Flowserve common stock. We know of no other shareholder holding 5% or more of Flowserve stock.


                    Name and address of               Number of shares                Percent of
                      beneficial owner                      owned             Flowserve common stock (1)
--------------------------------------------------------------------------------------------------------
Gabelli Funds, Inc. (2)                                   5,625,258                     14.8%
One Corporate Center
Rye, NY  10580

Reich & Tang Asset Management L.P. (3)                    2,197,300                      5.8%
600 Fifth Avenue
New York, NY  10020


(1)    Based on the number of outstanding shares on March 1, 2001.

(2) Gabelli's report on its Amendment No. 8 to Schedule 13D dated as of December 19, 2000, covered interests owned or controlled by its affiliates. According to the report, Gabelli Funds, LLC had sole power to vote and dispose of 1,540,000 of the shares; GAMCO Investors, Inc. had sole power to vote 3,959,758 of the shares and sole power to dispose of 4,026,758 of the shares; Gabelli & Company, Inc. had sole power to vote and dispose of 1,000 of the shares; Gemini Capital Management Ltd, had sole power to vote and dispose of 50,000 of the shares; and Gabelli International II Limited had sole power to vote and dispose of 7,500 of the shares.

(3) Reich & Tang reported on a Schedule 13G dated as of February 15, 2001, that it had shared power to vote and dispose of 2,197,300 shares.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

This table summarizes the compensation for the CEO and the other four executive officers who were the highest paid in 2000.


----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Long-Term Compensation (1)
                                                                           -------------------------------------
                                          Annual Compensation (1)                  Awards                Payouts
                                   -----------------------------------------------------------------------------
                                                                                             Number of
                                                                  Other         Restricted   Securities
Name and                                                          Annual           Stock     Underlying    LTIP     All Other
Principal Position          Year       Salary       Bonus     Compensation(2)    Awards (3)   Options    Payouts   Compensation (4)
----------------------------------------------------------------------------------------------------------------------------------
C. Scott Greer              2000     $617,490     $551,048     $   0           $    0             0          0        $2,520
Chairman of the Board,      1999      304,615          0         6,077          1,856,250     700,000        0           0
President and Chief         1998          0            0           0                0             0          0           0
Executive Office (5)

-----------------------
Renee J. Hornbaker          2000      274,953      227,048         0                0          13,100        0         5,866
Vice President and          1999      259,587       45,866         0              286,875      15,000        0         9,863
Chief Financial Officer     1998      238,157       98,296       4,576              0          24,300        0        11,632

-----------------------
George A. Shedlarski        2000      347,692(6)   201,850         0                0          15,300        0         6,847
Vice President and          1999      353,381       93,980         0                0          30,000        0         7,449
President Flow Solutions    1998      291,722      111,932       4,063              0          29,160        0        10,402
and Flow Control
Divisions

------------------------
Ronald F. Shuff             2000      224,338      135,739         0                0          11,700        0         5,604
Vice President, Secretary   1999      213,555       27,421         0                0          16,800        0         7,172
and General Counsel         1998      201,322       59,479       1,355              0          18,240        0         7,027

------------------------
Howard D. Wynn              2000      300,613      226,132         0                0          15,300        0         7,544
Vice President and          1999      286,846      111,852         0              286,875      15,000        0         9,215
President Pump Division     1998      261,550      106,348       1,393              0          29,160        0        10,957

(1) Salary, annual bonus and long-term payouts may be deferred until retirement. Annual bonus and long-term payouts may also be deferred in the form of Flowserve stock.

(2) Amounts shown include tax adjustment payments on relocation allowances. The only other type of Other Annual Compensation was in the form of perquisites and was less than the level required for reporting.

(3) The number and value of restricted stock holdings of each of the named executive officers at December 31, 2000, were: Mr. Greer: 66,667 shares ($1,425,007); Ms. Hornbaker: 15,000 shares ($320,625); Mr. Shedlarski:
       7,500 shares ($160,312); Mr. Shuff: 7,500 shares ($160,312) and Mr. Wynn:
       15,000 shares ($320,625). All values were calculated at the price of $21.375 per share, the December 29, 2000, closing price for Flowserve stock.

(4)    Company contributions to the 401(k) savings plan for 2000 were: Mr.
       Greer: $0; Ms. Hornbaker: $4,290; Mr. Shedlarski: $3,862; Mr. Shuff:
       $4,465; and Mr. Wynn: $5,100. Company-paid premiums in 2000 for life insurance were: Mr. Greer: $2,520; Ms. Hornbaker: $1,576; Mr.
       Shedlarski: $2,985; Mr. Shuff: $1,139; and Mr. Wynn: $2,444.

(5) Upon joining the Company in July 1999, Mr. Greer received an interest-free loan in the amount of $325,738 in payment for the loss of equity in his home upon relocation. If Mr. Greer maintains employment for five years, the loan will be forgiven. He also received a payment of $450,000 upon his hiring by the Company in July 1999 in lieu of participation in the 1999 Annual Incentive Plan and 1999-2001 Long-Term Incentive Plan.

(6) Amount shown excludes lump sum of $21,000 paid to Mr. Shedlarski for additional responsibilities assumed.

                            2000 STOCK OPTION GRANTS


-----------------------------------------------------------------------------------------------------------------------------------

                                                                                            Potential Realizable Value at Assumed
                                             % of Total                                    Annual Rates of Stock Price Appreciation
                     Number of Securities    Options to                                              For Option Term (4)
                      Underlying Options    Employees in    Exercise Price     Expiration
Name                     Granted (1)         Fiscal Year    Per Share (2) (3)     Date         5%                        10%
                                                                                              ---                        ---
-----------------------------------------------------------------------------------------------------------------------------------
C. Scott Greer                 0                 -              $      -             -      $   -                     $   -


Renee J. Hornbaker           13,100            4.1%              17.8125         8/21/10     146,749                   371,889


George A. Shedlarski         15,300            4.8%              17.8125         8/21/10     171,394                   434,344


Ronald F. Shuff              11,700            3.7%              17.8125         8/21/10     131,066                   332,145


Howard D. Wynn               15,300            4.8%              17.8125         8/21/10     171,394                   434,344

-----------------------------------------------------------------------------------------------------------------------------------

(1) All options have an exercise price equal to the fair market value of Flowserve stock on the date of grant and a 10-year life. They also have certain "limited rights" which, in general, provide for a cash payment of the value of the option in the event of a change in control of the Company.

(2) Annual option grants become exercisable in three installments beginning on the first anniversary of the grant date. Upon joining Flowserve in 1999, Mr. Greer received a special option grant that becomes exercisable in three installments beginning on the third anniversary of the grant date.

(3) All options are incentive options, except for 2,489 nonqualified stock options granted to Mr. Shuff and 4,366 to Mr. Shedlarski.

(4) The calculation of potential realizable value assumes annual growth rates for each of the grants shown over their 10-year option term. For example, a $17.8125 per share price with a 5% annual growth rate results in a stock price of $29.01 per share and a 10% rate results in a price of $46.20 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.


           2000 AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES


This chart shows the number and value of stock options, both exercisable and unexercisable, for the following executive officers.


------------------------------------------------------------------------------------------------------------------------------------
                         Shares                   Number of Securities Underlying Unexercised      Value of Unexercised In-the-Money
Name                  Acquired on    Realized             Options at Fiscal Year End                 Options at Fiscal Year End (1)
                        Exercise      Value     ------------------------------------------------------------------------------------
                                                   Exercisable                Unexercisable         Exercisable      Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
C. Scott Greer               0      $    0              0                         700,000           $      0          $1,968,750

Renee J. Hornbaker           0           0           59,558                        31,826               56,417            93,864

George A. Shedlarski         0           0           67,740                        45,020              185,365           169,951

Ronald F. Shuff          10,750(2)    73,896         49,760                        28,980              108,960           108,161

Howard D. Wynn               0           0           92,501                        30,883               76,448            95,643
------------------------------------------------------------------------------------------------------------------------------------

(1) The value of unexercised options is the difference between the option exercise price and the year-end stock price of $21.375 per share, multiplied by the number of option shares.

(2) Exercise price and withholding taxes paid through withholding of shares upon exercise so the net increase was 2,380 shares.

                                  PENSION PLANS

Flowserve provides pension benefits to executive officers under Flowserve's qualified "cash balance" defined benefit pension plan and its non-qualified supplemental executive retirement plans. The supplemental plans provide benefits that plan participants cannot receive under the qualified plan because of Internal Revenue Code limits. Since July 1, 1999, when the Company's pension plan was converted to the cash balance design, participants accrue contribution credits based on age and years of service at the rate of 3% to 7% for qualified earnings up to the Social Security wage base and at the rate of 6% to 12% for qualified earnings in excess of the Social Security wage base. Qualified earnings include salary and annual incentive payments. For executive officers, including the executives listed below, contribution percentages are increased by 5% under provisions of the non-qualified plan. Participants also earn interest on the accrued cash benefit amount in their plan accounts. The following executives (except Mr. Greer) also received certain transitional benefits in their plan account balances when the Company converted to the cash balance plan. The estimated annual retirement annuities for the following officers at age 65 are:


                                            Year Reaching                Age 65
                                               Age 65              Annual Annuity (1)
                                               ------              ------------------
         C. Scott Greer                         2015                   $665,985

         Renee J. Hornbaker                     2017                    350,545

         George A. Shedlarski                   2009                    318,751

         Ronald F. Shuff                        2017                    274,788

         Howard D. Wynn                         2012                    388,349


(1) The estimated annual pension benefits shown assume: (a) annual bonuses for all named executive officers equal to bonus at target; (b) a 7% interest factor; (c) retirement at age 65; and (d) 5% annual increases in current base salary until retirement.

                   EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS


EMPLOYMENT AGREEMENTS

The Company entered into an employment agreement with Mr. Greer as of July 1, 1999, for him to join the Company as President and Chief Operating Officer. Mr. Greer became Chief Executive Officer on January 1, 2000 and Chairman of the Board on April 20, 2000. Mr. Greer's employment agreement includes the following compensation: (i) annual base salary of $600,000, subject to increase based on annual reviews, (ii) minimum annual bonus opportunity of no less than 75% of base salary and participation in the Long-Term Incentive Plan, (iii) a stock option grant to purchase 700,000 shares of Flowserve common stock and a restricted stock grant of 100,000 shares and (iv) an interest-free loan of $325,738, forgiven after five year's employment, in recognition of loss of equity on his prior home.

The Company entered into employment agreements with other executive officers, including Ms. Hornbaker and Messrs. Shedlarski, Shuff and Wynn, providing for termination benefits in the event the individual's employment is terminated by the Company without cause or by the officer for "good reason" (which includes a substantial, detrimental change in position, duties or status or a material breach of the agreement by the Company). Termination benefits under these agreements include a payment equal to the sum of annual base salary and the average annual bonus paid in the last two calendar years. These agreements terminate July 31, 2001.


CHANGE-IN-CONTROL AGREEMENTS

The Company entered into change-in-control agreements with Mr. Greer, Ms. Hornbaker, Mr. Shedlarski, Mr. Shuff, Mr. Wynn and certain other officers of the Company providing the following benefits. These are paid in the event the officer's employment is terminated within two years after a change-in-control and include the following payments: (i) three times the sum of the officer's base salary and the average of target awards under incentive plans for the immediately following three years and (ii) full reimbursement for certain potential excise tax liabilities.

The change-in-control agreements for all officers (except Mr. Greer) continue until December 31, 2001. Mr. Greer's agreement continues until June 30, 2005.

                      REPORT OF THE COMPENSATION COMMITTEE


Committee membership and charter

The Compensation Committee of the Board consists of four directors, none of whom is a present or former officer or employee of the Company. The Board-adopted statement of purposes and responsibilities of the Compensation Committee states that the Committee is charged with the broad responsibility of seeing that officers and key management personnel are effectively compensated in terms of salaries, supplemental compensation, and benefits that are internally equitable and externally competitive.

Committee compensation philosophy

Following that charter, and in order to tie compensation directly to performance, the Committee has adopted an "incentive-leveraged" compensation policy. This policy offers the Company's officers, including the Chief Executive Officer, the opportunity to supplement their base salaries with substantial cash and stock-based incentives when Company financial objectives are achieved.

Compensation benchmark evaluation process

The Committee has established for all officers, including the Chief Executive Officer, a compensation policy which would place the officers' total annual cash compensation (consisting of salary and annual incentive plan awards) at the fiftieth percentile of companies of comparable size, if the Company attains its target financial goals under its incentive plans. In addition, the Committee has established total compensation targets, which include long-term incentive targets in addition to annual cash compensation targets, which it believes represent the fiftieth percentile of total compensation for industrial companies of comparable size. The Committee established these benchmarks based on data received by the Committee from Hay Associates and Hewitt Associates to allow the Committee to consider overall executive compensation trends.

Incentive plans - 2000 overview

In 2000, the Company continued to maintain an annual incentive plan and long-term incentive plan. For 2000, the Company's Chief Executive Officer's annual and long-term incentives were set, when combined, to be 125% of his individual salary reference rate if all goals were met. In comparison, the total combined annual and long-term incentives were set within a band of 95% to 120% of salary reference rate for other officers listed in the Summary Compensation Table on page 9.

2000 incentive plan goals

The specific performance goals under these incentive plans were established by the Compensation Committee at the beginning of 2000. For 2000, the Committee redesigned the Annual Incentive Plan to incent all officers to sharpen the focus on improved annual financial performance. Accordingly, the 2000 Annual Incentive Plan contained goals covering only earnings per share and operating earnings targets, both at a substantially higher level than 1999 results. Also, the target awards for the listed officers, except the CEO, were increased for 2000 only, given the critical needs to successfully integrate the major IDP acquisition while still improving earnings. The Committee maintained the EVA-based targets of the 2000-2002 Long-Term Incentive Plan. Awards under this plan could only be earned by participants when the Company earned more than its calculated cost of capital (i.e., weighted equity and debt capitalization) over the period 1999 to 2001.

Incentive plans - 2000 results

For 2000, the CEO received an Annual Incentive Plan award equal to his target. The other named officers received awards which were equal to or near their personal targets. This occurred primarily because the Company reported earnings per share, before special items, of $1.35 per share for 2000, which were up 30% over the past year on the same basis. The Committee believes that the financial improvement goals of the 2000 Annual Plan were a key factor in motivating management to make this significant improvement in Company financial performance. Despite this 2000 improvement, no awards were made under any cycle of the Long-Term Incentive Plan for the three-year period ending December 31, 2000, since applicable goals under this plan were still not attained.

2001 incentive plan goals

The Committee approved an earnings per share growth goal for the 2001 Annual Incentive Plan to establish the aggregate incentive "award pool" for the Company and to reinforce the direct linkage between corporate performance and officer awards. However, the Committee also authorized the CEO to utilize more discretion in 2001 in determining individual officer awards for subsequent Committee approval. The Committee retained direct authority to set the CEO target and approve any CEO award under this Plan.

The Committee decided to change the design of the Long-Term Incentive Plan from the EVA-based design for the 2001-03 plan cycle. After reviewing this matter, the Committee determined that the EVA-based design was difficult to communicate and thus less motivational than desired. The Committee therefore changed the 2001-03 target to be based on the simpler and more understandable target of significant annual growth in earnings per share. The Long-Term Plan targets covering 1999 - 2001 and 2000 - 2002, which are EVA based, were unaffected.

Stock-based compensation

Stock Options. With regard to stock options, the Committee has adopted a stock option plan administration policy under which options are normally granted annually to officers and selected key employees, as a part of their long-term incentive compensation targets, to better link the objectives of management and shareholders. However, Mr. Greer did not receive a grant in 2000 since he received a special recruitment grant when he joined the Company in 1999.

For 2001, the Company intends to continue the stock option granting program. But, this program will be administered in a way which better links the target awards to the other long-term compensation program, the Long-Term Incentive Plan. Mr. Greer will not be eligible to begin participation in the stock option granting program until 2002, under the terms of his hiring agreement.

Restricted Stock. None of the officers listed in the Summary Compensation Table received restricted stock grants in 2000. The Committee normally awards these grants only under special circumstances.

Stock ownership guidelines

The Committee, as part of its review of stock-based compensation, adopted personal stock ownership guidelines for all the Company officers. These guidelines specify an available personal equity holdings equal to four times salary for the Chief Executive Officer and two times salary for the other officers within a prescribed period. Officers failing to meet their personal ownership target are subject to partial forfeiture of their eligibility for awards under the annual stock option granting program.

Tax deductibility of executive compensation

The Committee has not formally adopted a policy with regard to qualifying executive compensation plans for tax deductibility under Internal Revenue Code
Section 162(m), since the Company has never yet been affected by this provision. The Committee currently believes that the Company should be able to continue to manage the executive compensation program so as to preserve the related federal income tax deductions, although individual exceptions may occur.





                                                 George T. Haymaker, Jr. (Chair)
                                                 Hugh K. Coble
                                                 Michael F. Johnston
                                                 Kevin E. Sheehan

                            STOCK PERFORMANCE GRAPHS


This graph compares the most recent five-year performance of Flowserve common stock with the S&P 500 Index and S&P Machinery (Diversified) - 500 Index. It shows an investment of $100 on December 31, 1995, and the reinvestment of any dividends.


                                     [GRAPH]

                           Flowserve Corporation     S&P 500 Index            S&P Machinery (Diversified)-500
                           ---------------------     -------------            -------------------------------
"1995"                     100                       100                      100
"1996"                     118.26                    122.96                   124.64
"1997"                     124.31                    163.98                   164.88
"1998"                     75.5                      210.85                   137.22
"1999"                     80.08                     255.21                   162.23
"2000"                     100.68                    231.98                   155.64

This graph compares the 2000 performance of Flowserve common stock with the S&P 500 Index and S&P Machinery (Diversified) - 500 Index. It shows an investment of $100 on December 31, 1999, and the reinvestment of any dividends.

                                     [GRAPH]


                           Flowserve Corporation     S&P 500 Index            S&P Machinery (Diversified)-500
                           ---------------------     -------------            -------------------------------
"1999"                     100                       100                      100
"2000"                     125.74                    90.9                     95.94


                      REPORT OF THE AUDIT/FINANCE COMMITTEE


The Audit/Finance Committee of the Flowserve Corporation Board of Directors is composed of four independent directors. The Committee operates under a written charter adopted by the Board of Directors. You can find a copy of that charter attached to this proxy statement as Appendix A.

All directors who serve on the Committee are "independent" for purposes of the New York Stock Exchange listing standards. The members of the Committee are listed at the end of this report.

Management has primary responsibility for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on this audit. The Committee's responsibility is to monitor and oversee this process, including the selection of the independent accountants.

In this context, the Committee has met and held discussions with management on the Company's consolidated financial statements. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee also discussed these statements with the Company's independent accountants.

The Committee further discussed, with the independent accountants, matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications), including the independence of these accountants. During this review, the Company's independent accountants also provided to the Committee the written letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has also considered whether the principal accountant's provision of non-audit services were compatible with maintaining the accountant's independence in conducting the annual audit.

Based upon the Committee's discussion with management and the independent accountants, and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


                                                      William C. Rusnack (Chair)
                                                      Diane C. Harris
                                                      James O. Rollans
                                                      Charles M. Rampacek


                             OTHER AUDIT INFORMATION


Relationship with independent accountants

PricewaterhouseCoopers LLP ("PwC") began service as the Company's independent accounting firm in August 2000, replacing Ernst & Young LLP in that capacity. In this role, PwC audits the financial statements of the Company. The Audit/Finance Committee reviews the fees and services provided by PwC, including both annual audit work and other unrelated work. This Committee also reviews any factors that could impact the independence of PwC in conducting the audit.

The following chart summarizes the fees for professional services incurred by the Company for the audit of its 2000 financial statements and the other fees billed to the Company by PwC in 2000.


           Type of Service                   Amount

-----------------------------------------------------
Audit fees                                 $1,519,900

Financial information systems design           0
and implementation fees

All other fees                              1,191,592


Representatives from PwC will be at the annual meeting to make a statement, if they choose, and will be available to respond to appropriate questions.

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER
                         OF THE AUDIT/FINANCE COMMITTEE
                            OF THE BOARD OF DIRECTORS


PURPOSE

The Committee shall review and monitor the Company's accounting policies, practices and system of internal control to provide reasonable assurance that management has proper safe-guards over the Company's assets and is issuing timely, accurate and appropriate financial information. The Committee also monitors the Company's compliance with Securities Laws, Antitrust Laws, accounting regulations and standards of proper business conduct by employees. Additionally, the Committee advises the Board on all financial matters with the goal of accomplishing the Company's objectives and operating strategies while maintaining sound fiscal health.

POWERS

All powers necessary to carry out the purpose and discharge the responsibilities of the Committee, including the power to use outside consulting and audit services to execute those responsibilities. The Committee does not have authority to declare dividends or to approve equity offerings; nor does it have the authority to approve, without full Board consent, the terms of borrowings in excess of $15,000,000.

AUDIT/FINANCE COMMITTEE RESPONSIBILITIES INCLUDE:

1. Recommend at least annually to the Board of Directors the engagement (or discharge) of the independent auditors. Review, on an annual basis, a statement provided by the independent auditors of all services performed by the firm, including the itemized fees for both the annual audit and non-audit services, with a focus on identifying any matters that might affect the scope of the audit or the independence of the auditors.

2. Review the broad scope of the joint internal/external audit program with both the independent auditors and the internal auditors.

3. Provide an open avenue of communication between the independent and internal auditors and the Board of Directors.

4. Meet with the independent auditors at the completion of their annual examination to:

     (a) Review the annual financial statements and the results of the audit (including a review of significant transactions not a normal part of the Company's business, changes in accounting principles and practices, significant proposed adjustments, and the choice of accounting principles).

     (b)  Review the independent auditor's evaluation of:

          o The quality and adequacy of the accounting, financial and internal audit policies, procedures and controls.

          o    The overall internal controls of the Company.

          o The impact of new pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the New York Stock Exchange (NYSE) and other similar bodies or agencies which could have an effect upon the Company's financial statements or conditions.

          o Other matters which come to their attention during the course of the audit.

     (c) Assure that the scope of the joint internal/external audit program for the year has been substantially completed.

5. Review significant unusual quarterly disclosures with management and the external auditors prior to each quarterly Board meeting.

6. Receive and review copies of significant items included in internal audit reports from the internal auditing staff, together with the corresponding responses received from the audited entity pertaining to such reports.

7. Review the formulation of appropriate standards and policies and review the procedure for compliance with the Antitrust Laws, business conduct policies and the Foreign Corrupt Practices Act. Receive periodic reports from the CEO and General Counsel regarding compliance.

8. Review and make recommendations to the Board regarding financial philosophy, policies (such as dividend and capital structure) and strategies.

9. Review all financial implications of acquisitions, divestitures, major new "grass roots" facilities requests, as well as major new product justifications. Recommend actions on such matters to the Board and review post-audit of these matters.

10. Review and approve yearly capital appropriations budget and major capital expenditures (in excess of $3 million) not otherwise covered in (9) above for financial soundness as well as for consistency against the long-term objectives and strategies. Review post-audit of major capital justifications.

11. Review and approve short-term and long-term financing policies and plans and review specific financing practices. Review and approve new or refinanced long-term debt issues not in excess of $15,000,000.

12. Review and recommend for Board approval the terms of offerings of common stock, preferred stock, bonds, long-term leases or other types of equity offerings. Review and recommend for Board approval new or refinanced long-term debt issues in excess of $15,000,000.

13. Review and recommend for Board approval the limits of management's authority for short-term borrowings.


14. Periodically review stock performance in comparison to peer groups and review management programs to enhance shareholder value.

15. Review funding and fund investment policies for employee benefit plans, including the review of the selection process for investment managers and the monitoring of their performance.

16. Review periodic reports to determine if management is sensitive to, and in compliance with, various covenants in debt instruments.

17. Periodically review the Company's risk management programs, including general liability, D & O and other insurance policies, as well as valuation accounts such as Allowance for Doubtful Accounts.

18. Review foreign currency exposure on a periodic basis and review the financial instruments used to hedge (neutralize) the position both in type of instrument and value.

19. Direct and supervise investigations into matters within the scope of its responsibilities, if deemed necessary.

20. Review management's presentation of financial statements and related materials and evaluate whether the Board of Directors receives an objective and adequate flow of information as to matters which lie within the scope of the Committee's responsibilities.

21. Review the Company's information technology strategy and development programs.

                                   DETACH HERE
--------------------------------------------------------------------------------

                              FLOWSERVE CORPORATION

             PROXY FOR ANNUAL SHAREHOLDERS' MEETING - APRIL 19, 2001 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby appoints C. SCOTT GREER and KEVIN E. SHEEHAN, and each of them, with full power to act without the other, as proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Flowserve Corporation which the undersigned is entitled in any capacity to vote if personally present at the 2001 Annual Meeting of Shareholders of Flowserve Corporation to be held at 11:00 a.m. on Thursday, April 19, 2001, at the Marriott Hotel - Las Colinas, 223 West Las Colinas Boulevard, Irving, Texas, and at any adjournment thereof, upon the election of directors as listed on the reverse side of this proxy and more fully described in the Notice of 2001 Annual Meeting of Shareholders and Proxy Statement, dated March 16, 2001, and upon all matters presented at the Annual Meeting but not known to the Board of Directors at a reasonable time before the solicitation of this proxy.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

             (CONTINUED, AND TO BE DATED AND SIGNED, ON OTHER SIDE)





















                                                             DETACH HERE
-----------------------------------------------------------------------------------------------------------------------------------

(Continued from the other side)
1. Election of three directors each for a three-year term.
   | | FOR all nominees listed below                                                   | | WITHHOLD AUTHORITY
       (except as marked to the contrary below)                                            to vote for all nominees listed below

   INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below:
                Hugh K. Coble                           George T. Haymaker, Jr.                       William C. Rusnack

                                                                                           Date:                               2001
                                                                                                -------------------------------

                                                                                           ----------------------------------------

                                                                                           ----------------------------------------
                                                                                           Signature(s) of Shareholder(s)
                                                                                           Please sign as name(s) appear at left.
                                                                                           Executors, administrators, trustees,
                                                                                           guardians and others signing in a
                                                                                           representative capacity, should indicate
                                                                                           the capacity in which they sign. An
                                                                                           authorized officer may sign on behalf of
                                                                                           a corporation and should indicate the
                                                                                           name of the corporation and his
                                                                                           or her capacity.
